Exhibit 13.1

906 Certification

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certificate set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2004 (the “Report”) for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ted Sun, the Acting Chief Executive Officer of NetEase.com, Inc., certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetEase, Inc.

Date: June 22, 2005

By:	/s/ Ted Sun
Name:	Ted Sun
Title:	Acting Chief Executive Officer